CHISHOLM, BIERWOLF & NILSON
                         Certified Public Accountants
A Limited Liability       533 W. 2600 S., Suite 250     Office (801) 292-8756
Partnership                 Bountiful, Utah 84010          Fax (801) 292-8809

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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We hereby consent to the use of our report dated March 21, 2006, with respect to the consolidated financial statements included in the filing of the Registration Statement (Form S-8) of Trycera Financial, Inc. for the year ended December 31, 2005.

/s/ Chisholm, Bierwolf & Nilson
Chisholm, Bierwolf & Nilson, LLC
Bountiful, UT
February 7, 2007